Exhibit 99.2

NOVA BIOSOURCE FUELS, ING.

Nova Biosource Fuels, Inc. NBF – Stock symbol $300 million market cap Founded in 2000, public in March 2006 Strategy: to design and develop biodiesel facilities that utilize a unique multi-feedstock biodiesel process Low cost, high free fatty acid (FFA) feedstock High quality biodiesel and glycerin Two patents issues with several others in process

Board of Directors and Management

Charles Vignieri *Honorary Chairman*	■ Founder, Kenosha Beef International (KBI) ■ Over 55 years experience in meat packing industry
Kenneth Hern *Chairman and CEO*	■ Former President, Texaco Saudi 1981-1984 ■ Former Vice Chairman and Managing Director, Texaco Nigeria 1984-1989 ■ Former President, Texaco Brazil 1989-1994
Jody Powers *COO*	■ Former President, Halliburton Energy Services 2000-2002
JD McGraw *President*	■ Held President / CEO positions at several companies ■ Financial Advisor – advised over 150 transactions from 1985-1990
David Gulickson *CFO*	■ Former CFO, Vanco Energy ■ Former CFO, Precision Tube Holding Corp. ■ Career as CPA started with Ernst & Young LLP
James L. Rainey	■ President and CEO, Farmland Industries 1986-1991 ■ President and CEO, Kerr-McGee Chemical Corp 1975-1986
Robert White	■ Last President of Mobil E&P US ■ Chairman & President Mobil Producing, Netherlands, Nigeria, Mobile North Sea
Robert Black	■ Senior Vice President, Texaco
Rusty Sammons	■ Vice President – Refinery Operations

Company History 2008 2006 2007 2000 2003 R&D Proprietary process Pilot plant Reverse Merger 6/06: Seneca 30% of process equipment 4/07: Clinton County IA - Completed Sanimax start-up and commissioning Scott Petroleum expected to start-up and commission (Nova owns 50% of production) 10/06: Oklahoma site leased and permits in process Today 11/06: Seneca receives Illinois EPA permit Raised $70mm+ Equity in 2006 4/07: Seneca groundbreaking

US Market Overview Diesel consumed largely by mass transit, trucking and regulated fleets Federal Mandates and Incentives: EPACT 1992 goal for govt. fleets USDA Commodity Credit EPACT 2005 Excise Tax Credit extended Biodiesel in RFS State Mandates and Incentives: 31 states provide mandates and incentives for the use of biodiesel Oklahoma – $0.20 per gallon producer credit Over 150MGY produced in 2006, potential starts at 1BGY Source: National Biodiesel Board. Source: EIA. Biodiesel estimates based on blend percentages. US Biodiesel Production(1) Potential Biodiesel Demand(2) B20 B5 B2

Biodiesel Market Globally A direct replacement for diesel Easily blended in diesel Most common blends: B2, B5, B20 Potential for 100% replacement Utilizes existing infrastructure No engine modifications required Compatible with existing diesel storage infrastructure Pipeline compatible Significantly lower COx & SOx emissions Several countries have incentives and mandates for biodiesel use Priced off ultra low sulfur diesel (ULSD) Diesel Price(2) EIA World Energy Consumption – 2003 distillate fuel. Bloomberg – US weekly average rack ultra low sulfur diesel prices. World Diesel Market:(1) 330 BGY Other 18.0% Asia & Oceania 28.5% Europe 28.3% South America 7.0% US 18.2% $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 Jan-98 Jan-99 Jan-00 Jan-01 Jan-02 Jan-03 Jan-04 Jan-05 Jan-06 Dollars per Gallon

Conventional Biodiesel Process Glycerin Biodiesel Vegetable Oil Catalyst Batch Production – Traditional Batch Model (1) : 40 Hr cycle Alcohol Recovery Neutralization Distillation Settler Evaporation Alcohol Washing Reactor Purification Evaporation Settler Mineral acid Fatty Acids In the US, soybean oil is typical feedstock (approximately 0.1% FFA) Conventional processes may handle max 8% FFA with acid esterification pretreatment Batch trans-esterification may handle max 0.5% FFA without acid esterification pretreatment Issues with conventional processes Yield loss Waste water Quality of output Poor glycerin quality (1) National Biodiesel Board.

Low Cost Provider Profitable without subsidies Utilizes low cost, high FFA animal fat: $0.16-$0.21 vs. $0.30-$0.34 per lb for soybean oil Insensitive to FFA levels Accepts crude and off spec palm and soy oil Can accept over 25 different types of feedstock High yield Source: Jacobsen Commentary and Market News Bulletin Dec. 1, 2006. Converted at an average of 8 lbs of feedstock / gallon of biodiesel. Cost / Gallon of Biodiesel(1) Cents per Pound Historical Prices(1) $0.0 $1.0 $2.0 $3.0 $4.0 Canola RBD Soy Bean Oil RBD Palm Oil RBD BF Tallow Poultry Fat / Yellow Grease Ethanol Corn Oil

Plant Level Economics Capital Costs Approximate facility cost(1) $1.00 – $1.50 per gallon capacity Approximate construction time(1) 1 – 2 years Market Prices Diesel Rack prices: #2(2) / ULSD(3) $2.00 / $2.05 Biodiesel wholesale prices(2) $ 3.25 (with tax incentives) Costs Feedstock costs / gallon(4) $1.16 – $3.37 per gallon Operating costs / gallon(5) $0.42 – $0.53 per gallon Tax Credits Federal excise tax credit $1.00 per gallon (Virgin) $0.50 per gallon (Non-Virgin) Oklahoma state producer credit $0.20 per gallon for 1st 25 million Small producer tax credit $0.10 per gallon for 1st 15 million $0.50 Alternative fuel mixture credit Based on industry averages, could vary. Alternate Fuels Index: November 30, 2006, US Average. Bloomberg: December 1, 2006. Jacobsen Index. Biodiesel Bulletin March 1, 2006.

High Quality Output Refining process Patented and proprietary History of production that exceeds ASTM 6751 Pilot facility in production for nearly four years 10mgy Commercial scale facility in production since October 2006 20mgy Commercial scale facility in start up process High quality output Very low unconverted glycerides Tighter viscosity range No sulfur – better than ULSD Lower carbon mass – reduces particulate emissions Lower phosphorous, metals and sediment concentrations Continuous process yields consistent quality 97% tech-grade glycerin (clear as water)

Growth Strategy Three plants under construction US Strategy Two sites publicly announced Seneca, IL: target commissioning – Q3 ’07 Muskogee, OK: target commissioning – Q4 ‘08 Additional plans underway Plant 3 – site TBA, process equipment finished Actively examining appropriate sites In discussions with additional feedstock providers International Strategy UK / Europe Latin America Southeast Asia Today Future

230 MGY Under Construction

	Nova Constructed			Nova Owned		
	Clinton	**Sanimax**	**Scott Petroleum**	**Illinois**	**Oklahoma**	**Future Site**
Location	Clinton County, IA	DeForest, WI	Greenville, MS	Seneca, IL	Muskogee, OK	TBA
Capacity (mil gal/yr)	10	20	20	60	60	60
Commission Status	Running	Q1 '07	Q2 '07	Q3 '07	Q4 '08	TBA
Feedstock	Soybean & Animal Fat	Animal Fat	Animal Fat & Fish Oil	Kaluzny – Animal Fat	ConAgra – Animal Fat	TBA
Off-take Agreements				ConAgra	ConAgra	TBA
Nova Ownership	0%	0%	**50%**[1]	**100%**	**100%**	**100%**

Location of Nova Biosource Fuels Corporate Office and Biodiesel Refineries that have been contracted to be built as of October 24, 2006

Nova Facilities

- Under Construction
- Pre-Construction
- Completed Construction
- Corporate Offices



Sanimax
Seneca
Clinton County
Oklahoma
Scott Petroleum
Corporate Office

(1) Nova has no equity stake, but has agreement to own 50% of the production from Scott facility.

Operational Strategy Operational leaders with energy industry background Leadership experience in largest US refinery Expertise with hazardous processes and fuel production Emphasis on quality control and process integrity Implement appropriate safety, healthy and environmental requirements Nova-owned facilities to obtain BQ-9000 certification Detailed logistics plan with feedstock and off-take partners Operations and maintenance discipline focus

Clinton County, Iowa 10 MGY refinery Design / Build in 2006 Finished Low FFA feedstock accepted

Sanimax – Deforest, WI 20 MGY refinery Design / Build in 2007 Start up April 2007

Scott Petroleum – Greenville, MS 20 MGY refinery Design / Build in 2007 Planned commissioning Q2 ‘07 Scott Petroleum distributes 30 MGY diesel Nova will own 50% of production

World Class Strategic Partners Off-take Logistics Equipment Fabricators and Construction Management Feedstock Nova leases rail cars ConAgra handles logistics Kaluzny Bros. Incorporated Built Qty 1 10 mgy Refinery 2 20 mgy Refinery 9 20 mgy Trains

Paul Mueller Company Stainless steel process equipment manufacturer Providers of equipment for beverage and pharmaceutical industry Customers include Hershey's, Coors, Miller, Anheuser Busch, ExxonMobil and Kraft Over one million square feet of manufacturing space Equipment fabricators for Nova refineries Designing and fabricating all process equipment Modular fabrication at factory Pre-testing in factory Construction management for Nova refinery Specialized trucking operations to deliver modules Assembly, wiring and testing on site

Plant Financing Strategy Two to four refineries per year for own account Consider JV structures Feedstock providers Fuel distributors Lock up low cost feedstock Currently in negotiation with several sources of appropriate feedstock Currently endeavoring to raise $34 – $48 million in debt, equity or mezzanine debt for completion of first wholly owned refinery (Seneca) Exploring Department of Energy (DOE) loan guarantee opportunity